Exhibit 10.25

PURCHASE CONTRACT

Between:	[ ]
Tel:
Represented by:
(hereinafter called the “Seller”)

And:	[ ]
Tel:
Represented by:
(hereinafter called the “Buyer”)

It has been agreed that the Buyer buys and the Seller sells on the terms and conditions as follow:

Article 1: COMMODITY

1.1.	Description of goods:

No.	MODEL NO.	Description of goods	Qty	Price per Unit (USD)	Amount (USD)

Total

1.2.	Country of origin: [ ].

1.3.	Packing: [ ].

1.4.	Quality of goods: [ ].

Article 2: SHIPMENT

2.1.	Delivery time: [ ] from the date which Seller receives the down payment of [ ]%.

2.2.	Port of loading: [ ]

2.3.	Partial shipment is not allowed

2.4.	Delivery address: [ ]

Article 3: PAYMENT

3.1 Buyer shall pay the down payment, [    ]% of the total purchase price, upon the effectiveness of this Contract, and shall pay the remaining balance once the Goods are delivered.

3.2	Full payment by wire transfer in advance, in favour of [ ]

Bank information for payment in Hong Kong is as follow:

Bank:

Address bank:

Account No:

Swift code:

Bank code:

Branch code:

Bank information for payment in United States is as follow:

Bank:

Address bank:

Account No.:

Routing No.:

Swift code:

Article 4: SHIPPING DOCUMENTS

The Seller should send the Buyer the following original documents:

a)	Signed Commercial invoice

b)	Signed Packing list

Article 5: FORCE MAJEURE

5.1	All events or circumstances which are beyond the reasonable control of both parties such as but not limited to strike, lockouts, riot, civil commotion, fires, earthquake, floods, typhoons, explosions, epidemics, Acts of God, acts of government, or any other cause beyond the reasonable control of the Seller shall be regarded as Force Majeure.

5.2	Force majeure circumstances must be notified by fax by the party affected by force majeure to the other within five (5) days and confirmed in writing within seven (7) days after receipt of such notice. Force majeure circumstances must be certified by relevant Chamber of Commerce. Force majeure circumstances notified beyond this period shall not be taken into consideration.

5.3	Should Force Majeure last for more than three (3) months, both parties shall consult each other and shall try to reach a satisfactory solution.

Article 6: ARBITRATION

6.1	Any dispute or discrepancies which may arise out of this Contract shall be settled smoothly, amicably, based on mutual benefit and understanding.

6.2	All disputes arising out of or relating to this contract, which cannot be settled smoothly and amicably shall be finally settled by the International Chamber of Commerce in accordance with its Arbitration Rules.

6.3	The award of this Arbitration is final and binding both parties.

6.4	All expenses in connection with the arbitration shall be borne by losing side.

Article 7: GENERAL CONDITIONS

7.1	This contract shall become effective upon the signing of the contract by fax or email.

7.2	Any addition, amendment to this contract shall not be effective unless made in writing and signed by both parties.

The Seller guarantees that the goods supplied under the contract are 100% brand new.

FOR AND ON BEHALF OF THE SELLER	FOR AND ON BEHALF OF THE BUYER

By	By
Name:	Name:
Title:	Title:

Signing date: